UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2024 Executive Compensation

On January 17, 2024, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) established the base salaries of its named executive officers. For Dr. Lu and Mr. Yu, the base salaries were effective January 2, 2024. The other base salaries will be effective February 1, 2024. Details of the base salaries are shown below:

Name	Position	Base Salary
Dr. Keh-Shew Lu	Chairman and Chief Executive Officer	$740,000
Gary Yu	President	630,000
Brett R. Whitmire	Chief Financial Officer	330,000
Francis Tang	Senior Vice President, Worldwide Discrete Products	410,000
Julie Holland	Retired Senior Vice President, Corporate Operations (1)	-

(1) Ms. Holland retired from the Company effective March 31, 2023.

On January 17, 2024, the Committee also granted long-term incentive (“LTI”) awards under the Company’s previously disclosed LTI plan to its named executive officers for services to be rendered in fiscal 2024.

Each LTI award consists of (1) restricted stock units (“RSUs”) which vest ratably over four years (i.e., 25% on each anniversary of the award) and (2) performance stock units (“PSUs”) which contain a performance vesting condition by which the PSUs will vest upon the Company achieving a cumulative 3-year income from operations of $630 million.

If the Company achieves the Company-wide performance target, the executive will be entitled to receive 100% of their PSUs. Achievement of 80% of the performance target (the “threshold”) would result in the vesting of 50% of the target PSUs, and achievement of 120% of the performance target (the “maximum”) would result in the vesting of 200% of the target PSUs. Achievement of less than 80% of the performance target would result in the vesting of no PSUs, and achievement of above 120% of the performance target would not result in the vesting of more than 200% of the target PSUs. Achievement of between the threshold and the target, and between the target and the maximum, would result in the vesting of a prorated number of PSUs.

2024 Long-term Incentive (LTI)

The table below sets forth the number of RSUs and the target PSUs awarded to the following named executive officers:

Name	Position	Restricted Stock Units (Shares)	Target Performance Stock Units (Shares)
Dr. Keh-Shew Lu	Chairman and Chief Executive Officer	25,000	25,000
Gary Yu	President	22,000	22,000
Brett R. Whitmire	Chief Financial Officer	6,100	6,100
Francis Tang	Senior Vice President, Worldwide Discrete Products	7,200	7,200
Julie Holland	Retired Senior Vice President, Corporate Operations (1)	-	-

(1) Ms. Holland retired from the Company effective March 31, 2023.

Item 7.01	Regulation FD Disclosure.

On January 18, 2024, Diodes Incorporated issued a press release announcing that it will host a conference call on Tuesday, February 6, 2024, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal 2023 financial results. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release date January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	January 18, 2024	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer